Exhibit 4.1

AMENDMENT

This Amendment (“Amendment”) is entered into as of June ___, 2016, by and between Aethlon, Inc., a Nevada corporation (the “Company”), and the undersigned Subscriber (the “Subscriber”), which is one of the investors listed on the Schedule of Subscribers (“Schedule of Subscribers”) attached to that certain Subscription Agreement between the Company and the investors listed on the Schedule of Subscribers (the “Subscribers”) dated November 6, 2014, as amended (the “SA”; all capitalized terms used and not defined herein are used as defined in the Notes, as amended (as defined in the SA)) with reference to the following facts:

A. The Maturity Date of the Notes was June 1, 2016, and the Company desires to have the Maturity Date extended to July 1, 2017.

B. In consideration thereof, the Subscribers have requested various revisions to the Notes and the Warrants (for purposes of clarification, the defined term “Warrant” refers to the Warrants issued in November 2014) as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Amendment will become effective upon execution and delivery of this Amendment and a substantially identical Amendment (other than the identity of the Subscriber and Principal Amount of the Notes) of the other Subscriber, and the Company and the Subscriber hereby agree as follows:

1. Amendment to the Note and Warrant.

a. The Principal Amount of the Note is hereby increased to $_____________ in the aggregate to include all accrued and unpaid interest thereon through June 15, 2016 and the Extension Fee as defined below. The increase in the principal amount is memorialized in an allonge to each Note, the form of which is attached hereto as Exhibit A.

b. Maturity Date as set forth in the preamble of the Note shall be defined as “July 1, 2017”.

c. The Conversion Price in paragraph 2.1(b) of the Note shall be amended to state “$5.00, subject to adjustment as described herein”.

d. The Purchase Price in paragraph 2.1(b) of the Warrant shall be amended to state “$5.00, subject to adjustment as described herein”.

2. Extension Fee and Warrants. In consideration of the extension of the Maturity Date set forth in paragraph 1.b. above, the Company shall pay the Subscriber a fee of Eighty Thousand Dollars ($80,000.00) (the “Extension Fee”), which shall be added to the principal amounts as set forth in paragraph 1.a. above, $___________ of which shall be payable to __________________ and $___________ of which shall be payable to __________________. The Company shall also issue, contemporaneously with the full execution and delivery of this Amendment, warrants to purchase 30,000 shares of its common stock at an exercise price of $5.00 per share and terms otherwise identical to the Warrants as follows: _______ warrants to __________________ and _______ warrants to __________________.

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3. Acknowledgments. The Company hereby confirms and agrees that except with respect to the amendments set forth in paragraphs 1 above, the Note and Warrant remain in full force and effect as originally written.

4. Effectiveness of Amendment. This Amendment shall only be effective upon the execution and delivery of this Amendment and the execution and delivery of substantially identical Amendments by the other Subscriber. For purposes of determining the holding period under Rule 144 as promulgated under the Securities Act of 1933 with regard to the Note, the Warrant and any shares of Company common stock to be issued upon conversion of the Note or exercise of the Warrant, the parties acknowledge and agree that the Subscriber shall be deemed to have held the Note and Warrant from the date of initial issuance notwithstanding the existence of this Amendment and the Consent and Waiver dated as of the date hereof.

5. Disclosure. On or before 8:30 a.m., New York City time, on June __, 2016, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Amendment and the other substantially identical Amendments signed by other Subscribers in the form required by the 1934 Act and attaching the form of waiver as an exhibit to such filing ((including all attachments), the "8-K Filing"). From and after the issuance of the 8-K Filing, the Subscriber shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents that is not disclosed in the 8-K Filing. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Subscriber or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Subscriber with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Subscriber. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Subscriber without such Subscriber’s consent, the Company hereby covenants and agrees that such Subscriber shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Subscriber will rely on the foregoing representations in effecting transactions in securities of the Company.

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6. Independent Nature of Subscriber Obligations and Rights. The obligations of the Subscriber under this Amendment are several and not joint with the obligations of any other Subscriber, and the Subscriber shall not be responsible in any way for the performance of the obligations of any other Subscriber under any other Amendment. Nothing contained herein or in any other Amendment, and no action taken by the Subscriber pursuant hereto, shall be deemed to constitute the Subscriber and other Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber and other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or any other Amendment and the Company acknowledges that the Subscribers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment or any other Amendment. The Company and the Subscriber confirm that the Subscriber has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment or, any other Amendment, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.

7. No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8. Amendments. No provision of this Amendment may be amended other than by an instrument in writing signed by the Company and the Required Subscribers.

9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

10. Notice. Whenever notice is required to be given under this Amendment, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the SA.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

12. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the Note.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each undersigned and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

AETHLON MEDICAL, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, each undersigned and the Company have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

SUBSCRIBER:

[SUBSCRIBER]

By:
Name:
Title:

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